Exhibit 99.1

Lincoln Educational Services’ Fourth Quarter and Full Year 2025 Results Exceed Financial Guidance; Continued Strong Growth Forecasted for 2026

Conference Call Today, at 10:00 a.m. Eastern Time

Investor Day Scheduled for March 19, 2026, at the new Nashville, TN campus

PARSIPPANY, N.J., Feb. 23, 2026– Lincoln Educational Services Corporation (Nasdaq: LINC) today announced financial and operating results for the fourth quarter and fiscal year ended December 31, 2025, as well as recent business developments.

Fourth Quarter 2025 Financial and Operational Highlights

•	Revenue of $142.9 million, increased $23.5 million, or 19.7%; 21.4% excluding the Transitional segment
•	Net income increased to $12.7 million, or $0.40 per share, compared to $6.8 million, or $0.22 per share last year
•	Adjusted EBITDA of $29.1 million, increased by $9.9 million, or 51.2%
•	Net cash flow from operations of $43.5 million, compared to $30.3 million last year
•	Student starts grew by 15.7% excluding the Transitional segment
•	Student population rose by 14.9% excluding the Transitional segment

Full Year 2025 Financial and Operational Highlights

•	Surpassed fiscal year 2025 guidance ranges for revenue, adjusted EBITDA and net income
•	Total revenue increased $78.2 million or 17.8% to $518.2 million; 19.7% excluding the Transitional segment
•	Net income of $20.0 million, compared to $9.9 million in the prior year, representing a 102.2% increase
•	Adjusted EBITDA increased 58.7% to $67.1 million
•	Net cash flow from operations increased $30.0 million, or 102.4% to $59.3 million
•	Student starts grew by 15.2% excluding the Transitional segment
•	Student population rose by 14.9% excluding the Transitional segment

A complete listing of Lincoln's non-GAAP measures is described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Developments

•	Launched electrical program at South Plainfield, NJ campus
•	Initiated a new corporate relationship with New Jersey Transit and expanded the existing relationship with Johnson Controls
•	Established full year 2026 guidance forecasting continued strong growth
•	Announced investor day for March 19, 2026 at the new Nashville campus to review strategies and five-year financial targets

“There are three major drivers behind our exceptional finish to 2025 and our outlook for continued double-digit growth for revenue and adjusted EBITDA in 2026,” said Scott Shaw, President and Chief Executive Officer. “First, due to continuing high employer demand, the nation is increasingly aware of the safe, rewarding long-term career opportunities created through skilled trades and we have positioned the Company’s operations to benefit from this trend, as well as recent public policy actions promoting skilled trades training.

“Second, our carefully executed new campus development and program replication strategies are delivering strong results. Third, our core operations continue to demonstrate consistent growth. Together these drivers have led Lincoln to exceed the financial guidance we had consistently raised for 2025 and set the stage for consistent long-term growth in the years ahead.

“During the fourth quarter, we achieved 15.7% student start growth, marking the thirteenth consecutive quarter of growth for this critical metric. While new campus openings and program replications meaningfully contributed to the overall increase, student starts for our programs that have been operating for more than one year grew by 4% on a same campus same program basis. This core growth was a major contributor to our net income nearly doubling, and the 51.2% increase in adjusted EBITDA during the fourth quarter. We also generated double-digit increases in total student population and total revenue over last year’s fourth quarter.

“Our campus relocations and program expansions at our Nashville, Tennessee and Levittown, Pennsylvania campuses, and our new campus in Houston, Texas, are meeting or exceeding our expectations, and our new campuses in Hicksville, New York and Rowlett, Texas remain on schedule to begin enrollment during the fourth quarter of this year and the first quarter of next year, respectively.  At the same time, we continue to evaluate opportunities to expand into other under-served U.S. markets as we deploy strategies to build on our core operations growth. For instance, we have expanded investments in targeted high school initiatives, which are leading to greater interest among students, their parents and school districts, and we are enrolling increasing numbers of high school students in the share programs that we have established with certain high schools allowing high school juniors and seniors to take career and technical education courses helping them to begin training for skilled trades while still in high school, providing early, hands-on experience in automotive or other technical fields.”

“Our 2026 financial guidance announced today illustrates our confidence in continuing growth trends in our existing operations as well as continuing progress in our recently launched operations. We now believe we can approach the $600 million revenue level for the full year, providing the opportunity to expand on our operating leverage as we further enhance the Lincoln student experience. We have established a standard of excellence within our programs that meet or exceed existing regulatory standards, and we have continued to build our student placement rate in rewarding, long-term careers. Our outlook for the year ahead is robust and we look forward to presenting a full five-year roadmap of Lincoln’s future growth during our Investor Day at our new Nashville campus on March 19, 2026.”

2025 FOURTH QUARTER FINANCIAL RESULTS

(Quarter ended December 31, 2025, compared to the quarter ended December 31, 2024)

•
Revenue increased by $23.5 million, or 19.7% to $142.9 million, primarily due to a 14.7% increase in average student population, reflecting the Company’s robust student start growth, and tuition increases during the year.

•
Educational services and facilities expense increased by $8.8 million, or 19.5% to $53.9 million. The primary driver of the increase was higher costs associated with supporting a larger student population and higher depreciation expense associated with the Company’s recent growth initiatives.

•
Selling, general and administrative expense increased by $9.1 million, or 14.6% to $71.2 million. The increase over the prior year was primarily driven by higher administrative expense associated with the expanding student population; compensation expenses, and higher sales and marketing expenses resulting from investments in new programs.

2025 FOURTH QUARTER SEGMENT RESULTS

Campus Operations Segment
Revenue increased by $25.2 million, or 21.4% to $142.9 million. Adjusted EBITDA increased by $13.0 million, or 42.4% to $43.8 million, from $30.7 million in the prior year comparable period.

Transitional Segment
During 2024, the Company’s Summerlin, Las Vegas campus was classified in the Transitional segment and in that period the Summerlin campus had revenue of $1.7 million and operating expenses of $2.3 million. The sale of the Summerlin campus was completed on January 1, 2025. Throughout 2025, no campuses were classified in the Transitional segment.

Corporate and Other
This category includes unallocated expenses incurred on behalf of the entire Company. Corporate and other expenses were $16.7 million, compared to $13.8 million in the prior year comparable period. The increase was primarily driven by higher salary and benefits expenses related to workforce expansion to support a larger student population and execute the growth initiatives.

FULL YEAR 2026 OUTLOOK
The Company ended 2025 in a position of strength with significant liquidity to fund expansion plans. Lincoln will begin 2026 with over 17,000 students, an increase of nearly 15% over 2025. Lincoln is well positioned to achieve another year of strong growth in key financial metrics, as reflected in the following outlook for 2026:

	FY 2025	2026 Guidance			Year-Over- Year
(In millions, except for student starts)	Actuals	Low		High	growth [2]
Revenue	$518.2	$580	-	$590	13%
Adjusted EBITDA [1]	$57.1	$72	-	$76	30%
Net income	$20.0	$20	-	$23	8%
Diluted EPS	$0.64	$0.64	-	$0.74	8%
Capital expenditures	$88.0	$70	-	$75	-18%
Student starts	20,906	8%	-	13%

1 Due to a methodology change in 2026, 2025 adjusted EBITDA has been restated to reflect add back only for stock-based compensation expense, pension adjustment and other one-time costs.
2 Year-over-year growth percentages are calculated using the fiscal 2026 guidance midpoint.

As a reminder, to provide a clearer view of the Company’s underlying performance, guidance excludes non-cash stock-based compensation and one-time, non-recurring items. Additionally, historically Adjusted EBITDA has excluded pre-opening costs, as well as net operating losses from new campuses, for up to four quarters after the campus opening, or until the campus becomes profitable, whichever occurs first. Beginning in fiscal year 2026, the Company will no longer adjust adjusted EBITDA for pre-opening costs and net operating losses from new campuses and program expansions. Going forward, adjusted EBITDA will reflect only the add-back of non-cash stock-based compensation and other non-recurring items, if any. Notably, our 2026 adjusted EBITDA guidance includes approximately $10.0 million of costs related to new campus operating losses and strategic growth initiatives.

March 19, 2026 Investor Day

The Company will host an Investor Day at its Nashville, Tennessee campus, on Thursday, March 19, 2026, with presentations from 10:00 a.m. – 12:00 p.m. Central Time.  A live webcast of the presentations, along with a question-and-answer session with the Company’s executive leaders and guests, will focus on Lincoln’s strategic priorities and growth initiatives over the next five years, through 2030. Investors interested in attending should contact Michael Polyviou of EVC Group (mpolyviou@evcgroup.com, 732-933-2754 (office), 732-232-6914 (mobile)) by March 6, 2026.

CONFERENCE CALL INFORMATION

Lincoln will host a conference call today at 10:00 a.m. Eastern Standard Time to discuss results. To access the live webcast of the conference call, please go to the Investor Overview section of Lincoln’s website at http://www.lincolntech.edu. Participants may also register via teleconference at: Q4 2025 Lincoln Educational Services Earnings Conference Call.  Once registration is completed, participants will be provided with a dial-in number containing a personalized PIN to access the call.  Participants are requested to register at least 15 minutes prior to the start of the call.

An archived version of the webcast will be accessible for 90 days at http://www.lincolntech.edu.

ABOUT LINCOLN EDUCATIONAL SERVICES CORPORATION

Lincoln Educational Services Corporation is a leading provider of diversified career-oriented post-secondary education helping to provide solutions to America’s skills gap. Lincoln offers career-oriented programs to recent high school graduates and working adults in four principal areas of study: skilled trades, automotive, health sciences and information technology. Lincoln has provided the workforce with skilled technicians since its inception in 1946 and currently operates 22 campuses in 12 states under the brands Lincoln Technical Institute, Lincoln College of Technology and Nashville Auto Diesel College. The Company was incorporated in New Jersey in 2003 as the successor-in-interest to various acquired schools including Lincoln Technical Institute, Inc. which opened its first campus in Newark, New Jersey in 1946. For more information, please go to www.lincolntech.edu.

FORWARD-LOOKING STATEMENTS

Statements in this press release and in oral statements made from time to time by representatives of Lincoln Educational Services Corporation that are not historical facts, including those made in a conference call, may be “forward-looking statements” as that term is defined in the federal securities laws. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” “goal,” “target” and “continue,” and similar expressions and their opposite are intended to identify forward-looking statements.  Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.  The Company cautions you that these statements concern current expectations about the Company’s future performance or events and are subject to a number of uncertainties, risks, and other influences, many of which are beyond the Company’s control, that may affect the accuracy of the statements or the prospects upon which the statements are based including, without limitation, risks associated with our ability to comply with the extensive federal and state regulatory framework applicable to the for-profit education industry such as the 90/10 rule, prescribed cohort default rates, the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs and financial responsibility and administrative capability standards; the effect of future legislative or regulatory initiatives related to veterans' benefit programs; our ability to obtain timely regulatory approvals in connection with acquisitions of additional schools and the related risks associated with integration of acquired schools; risks associated with the opening of new campuses; our ability to execute our growth strategies including updating and expanding the content of existing programs and developing new programs for our students in a timely and cost-effective manner while maintaining positive student outcomes; our ability to effectively compete within our industry; impacts related to epidemics or pandemics; risks associated with cybersecurity; general economic conditions; and other factors discussed in the “Risk Factors” section of our Annual Reports and Quarterly Reports filed with the Securities and Exchange Commission.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to publicly revise or update any forward-looking statements, whether as a result of new information, future events or otherwise after the date hereof.

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	December 31,	December 31,
	2025	2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,519	$59,273
Accounts receivable, less allowance of $43,975 and $42,615 at December 31, 2025 and December 31, 2024, respectively	36,929	42,983
Inventories	3,986	3,053
Income tax receivable	1,599	-
Tenant allowance receivable	8,127	762
Prepaid and other assets	7,872	4,031
Assets held for sale	-	1,150
Total current assets	87,032	111,252

PROPERTY, EQUIPMENT AND FACILITIES - At cost, net of accumulated depreciation and amortization of $148,068 and $141,271 at December 31, 2025 and December 31, 2024, respectively	171,603	103,533

OTHER ASSETS:
Noncurrent receivables, less allowance of $26,371 and $22,957 at December 31, 2025 and December 31, 2024, respectively	21,248	19,627
Deferred finance charges	302	323
Deferred income taxes, net	21,668	25,359
Operating lease right-of-use assets	154,223	136,034
Finance lease right-of-use assets	25,075	26,745
Goodwill	10,742	10,742
Pension plan assets, net	-	1,554
Other assets, net	1,271	1,387
Total other assets	234,529	221,771
TOTAL ASSETS	$493,164	$436,556

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Unearned tuition	$44,159	$30,631
Accounts payable	27,023	37,026
Accrued expenses	18,430	11,986
Income taxes payable	-	1,072
Current portion of operating lease liabilities	10,634	9,497
Current portion of finance lease liabilities	463	-
Total current liabilities	100,709	90,212

NONCURRENT LIABILITIES:
Long-term portion of operating lease liabilities	162,113	138,803
Long-term portion of finance lease liabilities	30,654	29,261
Other long-term liabilities	-	16
Total liabilities	293,476	258,292

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value - authorized 100,000,000 shares at December 31, 2025 and December 31, 2024, issued and outstanding 31,623,795 shares at December 31, 2025 and 31,462,640 shares at December 31, 2024	48,181	48,181
Additional paid-in capital	52,339	50,639
Retained earnings	99,168	79,170
Accumulated other comprehensive loss	-	274
Total stockholders' equity	199,688	178,264
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$493,164	$436,556

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

REVENUE	$142,872	$119,374	$518,241	$440,064
COSTS AND EXPENSES:
Educational services and facilities	53,907	45,122	205,389	181,759
Selling, general and administrative	71,169	62,105	282,946	243,803
Gain on insurance proceeds	-	-	-	(2,794)
(Gain) loss on sale of assets	60	1,218	(406)	2,119
Total costs & expenses	125,136	108,445	487,929	424,887
OPERATING INCOME	17,736	10,929	30,312	15,177
OTHER:
Interest income	-	299	126	2,099
Interest expense	(889)	(672)	(3,394)	(2,565)
Pension excise tax	(926)	-	(926)	-
INCOME BEFORE INCOME TAXES	15,921	10,556	26,118	14,711
PROVISION FOR INCOME TAXES	3,221	3,722	6,120	4,820
NET INCOME	$12,700	$6,834	$19,998	$9,891
Basic
Net income per common share	$0.41	$0.22	$0.65	$0.32
Diluted
Net income per common share	$0.40	$0.22	$0.64	$0.32
Weighted average number of common shares outstanding:
Basic	31,006	30,679	30,942	30,580
Diluted	31,381	31,144	31,260	30,891

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended
	December 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,998	$9,891
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,161	11,334
Finance lease amortization	1,670	1,622
Amortization of deferred finance charges	142	133
Deferred income taxes	2,623	(2,242)
(Gain) loss on sale of assets	(406)	2,119
Gain on insurance proceeds	-	(2,794)
Proceeds from insurance	-	2,794
Fixed asset donations	(311)	(277)
Provision for credit losses	58,085	56,578
Stock-based compensation expense	5,488	4,629
(Increase) decrease in assets:
Accounts receivable	(53,652)	(65,984)
Inventories	(933)	(184)
Prepaid income taxes	(1,599)	-
Prepaid expenses and current assets	(10,381)	(687)
Other assets, net	7,169	110
Increase (decrease) in liabilities:
Accounts payable	(9,292)	11,583
Accrued expenses	6,444	(1,667)
Unearned tuition	13,528	3,770
Income taxes payable	(1,072)	(1,760)
Other liabilities	2,649	338
Total adjustments	39,313	19,415
Net cash provided by operating activities	59,311	29,306
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(86,633)	(56,866)
Proceeds from sale of property and equipment	434	9,895
Net cash used in investing activities	(86,199)	(46,971)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	45,000	-
Payments on borrowings	(45,000)	-
Payment of deferred finance fees	(121)	(456)
Finance lease principal paid	(356)	(267)
Tenant allowance finance leases	399	762
Net share settlement for equity-based compensation	(3,788)	(3,370)
Net cash used in financing activities	(3,866)	(3,331)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(30,754)	(20,996)
CASH AND CASH EQUIVALENTS —Beginning of period	59,273	80,269
CASH AND CASH EQUIVALENTS—End of period	$28,519	$59,273

(1) RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

 In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company believes it is useful to present non-GAAP financial measures that exclude certain significant items as a means to understand the performance of its business, and to enable comparability of operating performance between periods. Additionally, the Company’s management regularly uses our non-GAAP financial measures to make operating decisions, for planning and forecasting purposes. EBITDA, adjusted EBITDA, adjusted net income and total liquidity are measures not recognized in financial statements presented in accordance with GAAP.

•	We define EBITDA as income (loss) before net interest expense (interest income), provision (benefit) for income taxes, depreciation and amortization.

•	We define adjusted EBITDA as EBITDA plus stock-based compensation expense and adjustments for items not considered part of the Company’s normal recurring operations.
•	We define adjusted net income as net income plus adjustments for items not considered part of the Company’s normal recurring operations.
•	We define total liquidity as the Company’s cash and cash equivalents and available borrowings under our credit facility.

EBITDA, adjusted EBITDA, adjusted net income, and total liquidity are presented because we believe they are useful indicators of the Company’s performance and ability to make strategic investments and meet capital expenditures and debt service requirements. However, they are not intended to represent cash flows from operations as defined by GAAP and should not be used as an alternative to net income (loss) as indicators of operating performance or cash flow as a measure of liquidity. EBITDA, adjusted EBITDA, adjusted net income and total liquidity are not necessarily comparable to similarly titled measures used by other companies.

The following is a reconciliation of net income (loss) to EBITDA, adjusted EBITDA, adjusted net income (loss), and total liquidity (in thousands):

	Three Months Ended December 31,
	(Unaudited)
	Consolidated		Campus Operations		Transitional		Corporate
	2025	2024	2025	2024	2025	2024	2025	2024

Net income (loss)	$12,700	$6,834	$33,850	$24,730	$-	$(604)	$(21,150)	$(17,292)
Interest expense (income), net	888	373	607	574	-	-	281	(201)
Provision for income taxes	3,221	3,722	-		-	-	3,221	3,722
Depreciation and amortization	6,898	3,440	6,767	3,274	-		131	166
EBITDA	23,707	14,369	41,224	28,578	-	(604)	(17,517)	(13,605)
Stock-based compensation expense	1,408	1,275	-	-	-	-	1,408	1,275
New campus and campus relocation costs	2,254	1,970	2,254	1,970	-	-	-	-
Program expansions	287	178	287	178	-	-	-	-
Loss on sale of Summerlin Las Vegas	-	1,178	-	-	-	-	-	1,178
Severance and other one-time costs	-	257	-	-	-	-	-	257
Pension adjustment and other one-time costs	1,421	-	-	-	-	-	1,421	-
Adjusted EBITDA	$29,077	$19,227	$43,765	$30,726	$-	$(604)	$(14,688)	$(10,895)

	Twelve Months Ended December 31,
	(Unaudited)
	Consolidated		Campus Operations		Transitional		Corporate
	2025	2024	2025	2024	2025	2024	2025	2024

Net income (loss)	$19,998	$9,891	$96,283	$61,350	$-	$(2,038)	$(76,285)	$(49,421)
Interest expense (income), net	3,268	466	2,415	2,208	-	-	853	(1,742)
Provision for income taxes	6,120	4,820	-	-	-	-	6,120	4,820
Depreciation and amortization	20,831	12,956	20,228	12,200	-	56	603	700
EBITDA	50,217	28,133	118,926	75,758	-	(1,982)	(68,709)	(45,643)
Stock-based compensation expense	5,488	4,629	-	-	-	-	5,488	4,629
Gain on insurance proceeds	-	(2,794)	-	-	-	-	-	(2,794)
New campus and campus relocation costs	8,148	8,793	8,148	8,793	-	-	-	-
Program expansions	1,860	1,050	1,860	1,050	-	-	-	-
Loss on sale of Summerlin Las Vegas	-	1,178	-	-	-	-	-	1,178
Severance and other one-time costs	-	1,323	-	-	-	-	-	1,323
Pension adjustment and other one-time costs	1,421	-	-	-	-	-	1,421	-
Adjusted EBITDA	$67,134	$42,312	$128,934	$85,601	$-	$(1,982)	$(61,800)	$(41,307)

	Three Months Ended December 31,
	(Unaudited)
	Consolidated		Campus Operations		Transitional		Corporate
	2025	2024	2025	2024	2025	2024	2025	2024
Net income (loss)	$12,700	$6,834	$33,850	$24,730	$-	$(604)	$(21,150)	$(17,292)

Adjustments to net income:
New campus and campus relocation costs	2,254	1,970	2,254	1,970	-	-	-	-
Program expansions	287	178	287	178	-	-	-	-
New campuses depreciation	498	-	498	-	-	-	-	-
Loss on Summerlin, Las Vegas	-	1,178	-	-	-	-	-	1,178
Gain on insurance proceeds	-	-	-	-	-	-	-	-
Severance and other one time costs	1,421	507	-	507	-	-	1,421	-
Total non-recurring adjustments	4,460	3,833	3,039	2,655	-	-	1,421	1,178
Income tax effect	(1,338)	(1,150)	-	-	-	-	(1,338)	(1,150)
Adjusted net income (loss), non-GAAP	$15,822	$9,517	$36,889	$27,385	$-	$(604)	$(21,067)	$(17,264)

	Twelve Months Ended December 31,
	(Unaudited)
	Consolidated		Campus Operations		Transitional		Corporate
	2025	2024	2025	2024	2025	2024	2025	2024
Net income (loss)	$19,998	$9,891	$96,283	$61,350	$-	$(2,038)	$(76,285)	$(49,421)

Adjustments to net income:
New campus and campus relocation costs	8,148	8,793	8,148	8,793	-	-	-	-
Program expansions	1,860	1,050	1,860	1,050	-	-	-	-
New campuses depreciation	505	511	505	511	-	-	-	-
Loss on Summerlin, Las Vegas	-	1,178	-	-	-	-	-	1,178
Gain on insurance proceeds	-	(2,794)	-	-	-	-	-	(2,794)
Severance and other one time costs	1,421	1,833	-	-	-	-	1,421	1,833
Total non-recurring adjustments	11,934	10,571	10,513	10,354	-	-	1,421	217
Income tax effect	(3,580)	(3,171)	-	-	-	-	(3,580)	(3,171)
Adjusted net income (loss), non-GAAP	$28,352	$17,291	$106,796	$71,704	$-	$(2,038)	$(78,444)	$(52,375)

As of
December 31, 2025
Cash and cash equivalents	$28,519
Credit facility	60,000
Total Liquidity	$88,519

*As of December 31, 2025, there was no debt outstanding under the revolving credit facility.

The tables below present selected operating metrics for our reportable segments (in thousands, except for student population and starts) for the three and twelve months ended December 31, 2025:

	Three Months Ended December 31,
	2025	2024	% Change
Revenue:
Campus Operations	$142,872	$117,666	21.4%
Transitional	-	1,708	-100.0%
Total	$142,872	$119,374	19.7%

Operating Income (loss):
Campus Operations	$34,457	$25,304	36.2%
Transitional		(604)	100.0%
Corporate	(16,721)	(13,771)	-21.4%
Total	$17,736	$10,929	62.3%

Starts:
Campus Operations	3,930	3,397	15.7%
Transitional	-	100	100.0%
Total	3,930	3,497	12.4%

Average Population:
Campus Operations	18,243	15,586	17.0%
Transitional	-	318	-100.0%
Total	18,243	15,904	14.7%

End of Period Population:
Campus Operations	17,046	14,838	14.9%
Transitional	-	300	-100.0%
Total	17,046	15,138	12.6%

	Year Ended December 31,
	2025	2024	% Change
Revenue:
Campus Operations	$518,241	$432,966	19.7%
Transitional	-	7,098	-100.0%
Total	$518,241	$440,064	17.8%

Operating Income (loss):
Campus Operations	$98,698	$63,558	55.3%
Transitional	-	(2,039)	100.0%
Corporate	(68,386)	(46,342)	-47.6%
Total	$30,312	$15,177	99.7%

Starts:
Campus Operations	20,906	18,153	15.2%
Transitional	-	507	-100.0%
Total	20,906	18,660	12.0%

Average Population:
Campus Operations	16,622	14,100	17.9%
Transitional	-	326	-100.0%
Total	16,622	14,426	15.2%

End of Period Population:
Campus Operations	17,046	14,838	14.9%
Transitional	-	300	-100.0%
Total	17,046	15,138	12.6%

Information included in the table below provides student starts and population under the Campus Operations segment with a breakdown by Transportation and Skilled Trade programs and Healthcare and Other Professions programs.

Population by Program (Campus Operations Segment):

	Three Months Ended December 31,
	2025	2024	% Change
Starts:
Transportation and Skilled Trades	2,920	2,366	23.4%
Healthcare and Other Professions	1,010	1,031	-2.0%
Total	3,930	3,397	15.7%

Average Population:
Transportation and Skilled Trades	14,612	11,654	25.4%
Healthcare and Other Professions	3,631	3,932	-7.7%
Total	18,243	15,586	17.0%

End of Period Population:
Transportation and Skilled Trades	13,612	11,081	22.8%
Healthcare and Other Professions	3,434	3,757	-8.6%
Total	17,046	14,838	14.9%

	Twelve Months Ended December 31,
	2025	2024	% Change
Starts:
Transportation and Skilled Trades	16,526	13,396	23.4%
Healthcare and Other Professions	4,380	4,757	-7.9%
Total	20,906	18,153	15.2%

Average Population:
Transportation and Skilled Trades	12,984	10,347	25.5%
Healthcare and Other Professions	3,638	3,753	-3.1%
Total	16,622	14,100	17.9%

End of Period Population:
Transportation and Skilled Trades	13,612	11,081	22.8%
Healthcare and Other Professions	3,434	3,757	-8.6%
Total	17,046	14,838	14.9%

The reconciliations provided below represent management’s projections of various components included in our outlook for the full year 2026.  These calculations are for illustrative purposes and will be reviewed as the year progresses to reflect actual results, our outlook and continued relevance of specific items. Any revisions or modifications, if necessary, will be disclosed in future announcements of 2026 quarterly results. Adjusted EBITDA and net income have been reconciled to the midpoint of our guidance.

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Net Income - 2026 Guidance
(Reconciled to the Mid-Point of 2026 Guidance)
	Adjusted
	EBITDA	Net Income
Net Income	$21,500	$21,500
Interest expense, net	4,500	-
Provision for taxes	8,800	-
Depreciation and amortization	33,000	-
EBITDA	67,800	-
Stock-based compensation expense	6,200	-
Total	$74,000	$21,500

2026 Guidance Range	$72,000 - $76,000

LINCOLN EDUCATIONAL SERVICES CORPORATION
Brian Meyers, CFO
973-736-9340

EVC GROUP LLC
Investor Relations: Michael Polyviou, mpolyviou@evcgroup.com, 732-933-2754
Media Relations: Tom Gibson, 201-476-0322